  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-265190) of our report dated April 15, 2021, with respect to the consolidated financial statements of Cosmos Holdings, Inc., included in Cosmos Holdings’ Annual Report on Form 10-K for the years ended December 31, 2021 and 2020. Our report contains an explanatory paragraph regarding Cosmos Holdings’ ability to continue as a going concern. We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

                                                                                    ArmaninoLLP

                                                                                    San Francisco, California

June 6, 2022